// KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET • BROOKLYN, NY 11223 • TEL (347) 408 0693 • FAX (347) 602 4686 • EMAIL KEITHZHEN@GMAIL.COM

June 27, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: HCi VioCare

We have read the Item 4.01(a) of the Form 8-K dated June 20, 2014 of HCi VioCare, and agree with the statements contained therein as it pertains to our firm.

Sincerely,

Keith K. Zhen, CPA

Keith K. Zhen, CPA
Brooklyn, New York